Exhibit 99.1

August 14, 2015

Pulmatrix Reports 2nd Quarter Results; Provides Update on Business & Development Pipeline

LEXINGTON, MA -- Pulmatrix, Inc., (NASDAQ: PULM) reports second quarter financial results and provides an update on the progress year to date on the business and its drug development pipeline.

“During the second quarter, we strengthened our balance sheet, became a publicly traded company listed on NASDAQ, strengthened our management and board, and continued to move our pipeline of inhaled treatments for pulmonary disease forward,” said Robert W. Clarke, Ph.D., chief executive officer of Pulmatrix. “Specifically, we announced our partnership with Mylan for the development of PUR0200, our branded generic bronchodilator for COPD, in Europe and that we are moving toward a clinical trial for PUR1900, our lead proprietary product, which could be the first inhaled anti-fungal for patients with cystic fibrosis.”

During the next eighteen months, Pulmatrix plans to focus on achieving the following milestones:

•	Initiate European pharmacokinetic bioequivalence clinical study to advance development of PUR0200;

•	Report pharmacokinetic profile of PUR0200;

•	Initiate a Phase 1 trial and generate initial data for PUR1900;

•	Identify lead active pharmaceutical ingredient(s) for PUR1500, Pulmatrix’s drug candidate for idiopathic pulmonary fibrosis; and

•	Further strengthen patent protection for Pulmatrix’s iSPERSE™ (inhaled Small Particles Easily Respirable and Emitted) platform and related therapeutic applications.

Financials

As of June 30, 2015, Pulmatrix had $25.5 million in cash, cash equivalents, and short-term investments.

“We ended the second quarter in a strong financial position with sufficient capital to invest in the development of our current pipeline and operations into mid-2017,” said William Duke, Jr., chief financial officer of Pulmatrix. “This will fund our business beyond multiple data readouts from ongoing and planned clinical studies, as well as other corporate milestones.”

Research and development expenses for the second quarter of 2015 were $1.6 million, compared to $1.7 million for the same period last year. The company continued to invest predominately in regulatory and clinical development work related to the anticipated European bioequivalence clinical study of PUR0200, conducting investigational new drug-enabling studies for PUR1500, and continued research on the iSPERSE™ technology to further optimize the platform, support patent protection, and expand its utility beyond small molecules.

General and administrative expenses for the second quarter of 2015 were $9.9 million, which included $7.8 million of one-time expense relating to the Merger. This compares to $0.7 million for the same period in 2014. The increase of $9.2 million was primarily the result of noted expenses relating to the Merger and increased stock compensation expense relating to the Company’s new incentive program.

Net loss for the second quarter of 2015 was $14.9 million, or $(2.66) per share, compared to a net loss of $7.0 million, or $(2.21) per share in the same period last year. Included in the net loss for the second quarter of 2015 was a net $10.7 million in non-cash expenses, compared to $4.6 million for the same period last year.

About Pulmatrix

Pulmatrix is a clinical stage biopharmaceutical company developing innovative inhaled therapies to address serious pulmonary disease using its patented iSPERSE™ technology. The Company's proprietary product pipeline is focused on advancing treatments for rare diseases, including PUR1900, an inhaled anti-fungal for patients with cystic fibrosis (CF), as well as PUR1500, an inhaled product for the treatment of idiopathic pulmonary fibrosis. In addition, Pulmatrix intends to pursue opportunities in major pulmonary diseases through collaborations, which includes PUR0200, a branded generic in clinical development for chronic obstructive pulmonary disease (COPD) in partnership with Mylan N.V.  Pulmatrix's product candidates are based on iSPERSE™, its proprietary dry powder delivery platform, which seeks to improve therapeutic delivery to the lungs by maximizing local concentrations and reducing systemic side effects to improve patient outcomes.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release that are forward-looking and not statements of historical fact are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company cautions that such statements involve risks and uncertainties that may materially affect the Company’s results of operations. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to obtain appropriate or necessary governmental approvals to market potential products; the ability to obtain future funding for developmental products and working capital; the Company’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to the Company’s products, including patent protection. A discussion of these and other factors, including risks and uncertainties with respect to the Company, is set forth in quarterly report on Form 10-Q filed by the Company on August 14, 2015. The Company disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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Financial tables to follow.

PULMATRIX, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	At June 30, 2015	At December 31, 2014
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$25,507	$451
Prepaid expenses and other current assets	510	380
Total current assets	26,017	831
Property and equipment, net	545	470
Long-term restricted cash	253	250
Intangible assets	7,534	—
Goodwill	15,942	—
Other assets	22	—

Total assets	$50,313	$1,551
Liabilities and stockholders’ deficit
Current liabilities:
Convertible notes payable to stockholders, net of discount	$—	$39,703
Accounts payable	314	216
Accrued expenses	1,013	3,544
Total current liabilities	1,327	43,463
Loan payable, net of discount	6,706	—
Derivative liability	11	—
Preferred stock warrant liability	—	1,309
Deferred tax liability	2,959	—
Total liabilities	11,003	44,772

Redeemable convertible preferred stock, $0.0001 par value—authorized 500,000 shares and 209,297,265 shares at June 30, 2015 and December 31, 2014, respectively
Series B redeemable convertible preferred stock, $0.01 par value — 0 shares and 180,980,200 shares designated at June 30, 2015 and December 31, 2014; 0 shares and 41,788,790 shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively (liquidation preference of $0 and $20,894 at June 30, 2015 and December 31, 2014)	—	20,894
Seed Redeemable Convertible Preferred Stock, $0.01 par value — 0 shares and 1,219,508 shares designated at June 30, 2015; 0 shares and 1,219,508 shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively (liquidation preference of $0 and $1,331 at June 30, 2015 and December 31, 2014)	—	1,331
Series A-4 Redeemable Convertible Preferred Stock, $0.01 par value — 0 shares and 1,307,190 shares designated; 0 shares and 1,307,190 shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively; (liquidation preference of $0 and $4,000 at June 30, 2015 and December 31, 2014)	—	4,000
Series B-1 Redeemable Convertible Preferred Stock, $0.01 par value — 0 shares and 18,687,554 shares designated; 0 shares and 18,687,554 shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively; (liquidation preference of $0 and $9,344 at June 30, 2015 and December 31, 2014)	—	9,344
Junior Seed Convertible Preferred Stock, $0.01 par value — 0 shares and 410,000 shares designated; 0 shares and 410,000 shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively; (liquidation preference of $0 and $820 at June 30, 2015 and December 31, 2014)	—	4
Stockholders’ Equity (Deficit):
Common stock, $0.0001 par value — 100,000,000 shares and 233,500,000 shares authorized at June 30, 2015 and December 31, 2014; 14,646,108 shares and 188,625 shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively	1	—
Additional paid-in capital	157,944	23,142
Accumulated deficit	(118,635)	(101,936)
Total stockholders’ equity (deficit)	39,310	(78,794)
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$50,313	$1,551

PULMATRIX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except share and per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2015	2014	2015	2014
Revenues	$170	$—	$275	$8
Operating expenses
Research and development	1,610	1,729	2,528	3,491
General and administrative	9,879	722	11,812	1,379
Total operating expenses	11,489	2,451	14,340	4,870
Loss from operations	(11,319)	(2,451)	(14,065)	(4,862)
Interest expense	(327)	(5,613)	(511)	(6,868)
Loss on the conversion of convertible notes	(1,170)	—	(1,170)	—
Fair value adjustment of preferred stock warrant liability	582	1,123	1,309	1,275
Fair value adjustment of derivative liability	(2,692)	—	(2,291)	—
Other income, net	29	—	29	1
Net loss	$(14,897)	$(6,941)	$(16,699)	$(10,454)
Net Loss Attributable to Common Stockholders	$(14,897)	$(6,954)	$(16,699)	$(10,481)
Net loss per share attributable to common stockholders, basic and diluted	$(2.66)	$(2.21)	$(3.79)	$(3.33)
Weighted average shares used to compute basic and diluted net loss per share attributable to common stockholders	5,608,429	3,145,521	4,401,087	3,145,283

Investor Contact	Media Contact
Tom Baker	David Schull, Russo Partners
Direct: (617) 532-0624	Direct: (858) 717-2310
tbaker@pulmatrix.com	David.Schull@russopartnersllc.com